Exhibit 99

4th Quarter 2019

Earnings Release

Kit

As revised on

February 28, 2020¹

¹

As a result of developments subsequent to the Fourth Quarter 2019 earnings call and release of the Earnings Release Kit on February 11, 2020, Dominion Energy increased certain litigation reserves acquired in the SCANA Merger by $120 million ($90 million after-tax). The change impacted GAAP reported earnings for the fourth quarter and the full-year of 2019 but had no impact on operating earnings during the same periods. The revision also did not impact the original operating earnings guidance. A list of revised schedules is available on page 34.

DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Table of Contents

IMPORTANT NOTES TO INVESTORS	3

EARNINGS REPORT	4
CONSOLIDATED STATEMENTS OF INCOME (GAAP)	6
SCHEDULE 1 - SEGMENT REPORTED AND OPERATING EARNINGS	7
SCHEDULE 2 - RECONCILIATION OF 2019 REPORTED EARNINGS TO OPERATING EARNINGS	8
SCHEDULE 3 - RECONCILIATION OF 2018 REPORTED EARNINGS TO OPERATING EARNINGS	9
SCHEDULE 4 - RECONCILIATION OF 2019 EARNINGS TO 2018	10

FINANCIALS	11

CONSOLIDATED FINANCIAL STATEMENTS (GAAP)	11
SEGMENT EARNINGS RESULTS	13

RECONCILIATION OF OPERATING EARNINGS GUIDANCE	20

2019 Operating Earnings Summary	20
4Q19 Operating Earnings Summary	21

2020 EARNINGS GUIDANCE AND ACCOMPANYING SCHEDULES	22

EARNINGS GUIDANCE	22

GAAP RECONCILIATION	24

RECONCILIATION OF 2019 CONSOLIDATED REPORTED EARNINGS TO OPERATING EARNINGS	24
RECONCILIATION OF 2018 CONSOLIDATED REPORTED EARNINGS TO OPERATING EARNINGS	25
RECONCILIATION OF 2019 CORPORATE AND OTHER REPORTED EARNINGS TO OPERATING EARNINGS	26
RECONCILIATION OF 2018 CORPORATE AND OTHER REPORTED EARNINGS TO OPERATING EARNINGS	27
RECONCILIATION OF 2019 REPORTED EARNINGS TO 2019 OPERATING EARNINGS	28
RECONCILIATION OF 2018 REPORTED EARNINGS TO 2018 OPERATING EARNINGS	29
RECONCILIATION OF 4Q19 REPORTED EARNINGS TO 4Q19 OPERATING EARNINGS	30
RECONCILIATION OF 4Q18 REPORTED EARNINGS TO 4Q18 OPERATING EARNINGS	31
RECONCILIATION OF 1Q19 REPORTED EARNINGS TO 1Q19 OPERATING EARNINGS	32
2020 EARNINGS EXPECTATIONS	33

APPENDIX	34

LIST OF REVISED SCHEDULES	34

February 28, 2020	2

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Important Notes to Investors

This Revised 4Q19 Earnings Release Kit contains certain forward-looking statements, including our forecasted operating earnings for the first-quarter and full-year 2020 which are subject to various risks and uncertainties. Factors that could cause actual results to differ include, but are not limited to: unusual weather conditions and their effect on energy sales to customers and energy commodity prices; extreme weather events and other natural disasters; federal, state and local legislative and regulatory developments; changes to federal, state and local environmental laws and regulations, including proposed carbon regulations; cost of environmental compliance; changes in enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities; capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms; fluctuations in interest rates; changes in rating agency requirements or credit ratings and their effect on availability and cost of capital; impacts of acquisitions, divestitures, transfers of assets by Dominion Energy to joint ventures and retirements of assets based on asset portfolio reviews; receipt of approvals for, and timing of, closing dates for other acquisitions and divestitures; changes in demand for Dominion Energy’s services; additional competition in Dominion Energy’s industries; changes to regulated rates collected by Dominion Energy; changes in operating, maintenance and construction costs; timing and receipt of regulatory approvals necessary for planned construction or expansion projects and compliance with conditions associated with such regulatory approvals; adverse outcomes in litigation matters or regulatory proceedings; and the inability to complete planned construction projects within time frames initially anticipated. Other risk factors are detailed from time to time in Dominion Energy’s quarterly reports on Form 10-Q and most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

Certain information provided in this Revised 4Q19 Earnings Release Kit includes financial measures that are not required by, or presented in accordance with generally accepted accounting principles (GAAP), including operating earnings before interest and taxes (Adjusted EBIT). These non-GAAP financial measures should not be considered as alternatives to GAAP measures, such as net income, operating income, or earnings per share, and may be calculated differently from, and therefore may not be comparable to, similarly titled measures used at other companies. Dominion Energy has included reconciliations to the most directly comparable financial measures it is able to calculate and report in accordance with GAAP.

The consolidated financial data and statistics in this Revised 4Q19 Earnings Release Kit and its individual components reflect the financial position and operating results of Dominion Energy and its primary operating segments through December 31, 2019. Independent auditors have not audited any of the financial and operating statements. Projections or forecasts shown in this document are subject to change at any time. Dominion Energy undertakes no obligation to update any forward-looking information statement to reflect developments after the statement is made.

This Revised 4Q19 Earnings Release Kit has been prepared primarily for securities analysts and investors in the hope that it will serve as a convenient and useful reference document. The format of this release kit may change in the future as we continue to try to meet the needs of securities analysts and investors. This Revised 4Q19 Earnings Release Kit is not intended for use in connection with any sale, offer to sell, or solicitation of any offer to buy securities.

Please continue to check our website regularly at http://investors.dominionenergy.com/.

February 28, 2020	3

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Earnings Release and Accompanying Schedules

Earnings Report

SUMMARY OF DOMINION’S 2019 EARNINGS AS REVISED ON FEBRUARY 28, 2020

•	Fourth-quarter 2019 GAAP (reported) earnings of $1.21 per share; operating earnings of $1.18 per share

•	Full-year 2019 reported earnings of $1.62 per share; operating earnings of $4.24 per share

•	Company initiates 2020 operating earnings guidance of $4.25 to $4.60 per share

Dominion Energy’s reported earnings determined in accordance with Generally Accepted Accounting Principles (reported earnings) for the three months ended Dec. 31, 2019, of $1.0 billion ($1.21 per share) compared with net income of $641 million ($0.97 per share) for the same period in 2018. Reported earnings for the twelve months ended Dec. 31, 2019, were $1.4 billion ($1.62 per share) compared with earnings of $2.4 billion ($3.74 per share) for the same period in 2018.

Operating earnings for the three months ended Dec. 31, 2019, were $988 million ($1.18 per share), compared with operating earnings of $592 million ($0.89 per share) for the same period in 2018. Operating earnings for the twelve months ended Dec. 31, 2019, were $3.4 billion ($4.24 per share) compared with operating earnings of $2.7 billion ($4.05 per share) for the same period in 2018.

Operating earnings are defined as reported earnings adjusted for certain items. Details of operating earnings as compared to prior periods, business segment results and detailed descriptions of items included in reported earnings but excluded from operating earnings can be found on Schedules 1, 2, 3 and 4 of this release.

Operating earnings guidance

Dominion Energy expects 2020 operating earnings in the range of $4.25 to $4.60 per share, compared to full-year 2019 operating earnings of $4.24 per share. Positive drivers include regulated investment growth across electric and gas businesses, lower financing costs due to lower average debt balances, the full-year impact of the Millstone nuclear facility zero-carbon procurement contract, and lower depreciation expense associated with an anticipated extension of the useful life assumption for our regulated nuclear plants in Virginia. The company expects negative drivers for the year to include increased minority interest expense associated with the equity recapitalization of Cove Point, share dilution, two planned refueling outages at Millstone and lower New England capacity prices.

First-quarter 2020 operating earnings are expected to be in the range of $1.05 to $1.25 per share.

Important note to investors regarding operating, reported earnings

Dominion Energy uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors. Dominion Energy also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion Energy management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

February 28, 2020	4

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DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

In providing its operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, acquisitions, divestitures or changes in accounting principles. At this time, Dominion Energy management is not able to estimate the aggregate impact of these items on future period reported earnings.

About Dominion Energy

More than 7 million customers in 18 states energize their homes and businesses with electricity or natural gas from Dominion Energy (NYSE: D), headquartered in Richmond, Va. The company is committed to sustainable, reliable, affordable and safe energy and is one of the nation’s largest producers and transporters of energy with more than $100 billion of assets providing electric generation, transmission and distribution, as well as natural gas storage, transmission, distribution and import/export services. The company is committed to achieve net zero carbon dioxide and methane emissions from its power generation and gas infrastructure operations by 2050. Please visit DominionEnergy.com to learn more.

This release contains certain forward-looking statements, including forecasted operating earnings first-quarter and full-year 2020 and beyond which are subject to various risks and uncertainties. Factors that could cause actual results to differ include, but are not limited to: unusual weather conditions and their effect on energy sales to customers and energy commodity prices; extreme weather events and other natural disasters; federal, state and local legislative and regulatory developments; changes to federal, state and local environmental laws and regulations, including proposed carbon regulations; cost of environmental compliance; changes in enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities; capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms; fluctuations in interest rates; changes in rating agency requirements or credit ratings and their effect on availability and cost of capital; impacts of acquisitions, divestitures, transfers of assets by Dominion Energy to joint ventures and retirements of assets based on asset portfolio reviews; receipt of approvals for, and timing of, closing dates for other acquisitions and divestitures; changes in demand for Dominion Energy’s services; additional competition in Dominion Energy’s industries; changes to regulated rates collected by Dominion Energy; changes in operating, maintenance and construction costs; timing and receipt of regulatory approvals necessary for planned construction or expansion projects and compliance with conditions associated with such regulatory approvals; adverse outcomes in litigation matters or regulatory proceedings; and the inability to complete planned construction projects within time frames initially anticipated. Other risk factors are detailed from time to time in Dominion Energy’s quarterly reports on Form 10-Q and most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

#####

February 28, 2020	5

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Consolidated Statements of Income (GAAP)

Dominion Energy, Inc.

Consolidated Statements of Income*

Unaudited (GAAP Based)

(millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Operating Revenue	$4,475	$3,361	$16,572	$13,366

Operating Expenses
Electric fuel and other energy-related purchases	655	686	2,938	2,814
Purchased electric capacity	14	35	88	122
Purchased gas	426	236	1,536	645
Other operations and maintenance[1]	1,274	896	5,801	3,481
Depreciation, depletion and amortization	664	513	2,655	2,000
Other taxes	221	161	1,040	703

Total operating expenses	3,254	2,527	14,058	9,765

Income from operations	1,221	834	2,514	3,601

Other income	333	363	986	1,021
Interest and related charges	401	440	1,773	1,493

Income from continuing operations including noncontrolling interests before income tax expense	1,153	757	1,727	3,129
Income tax expense	143	95	351	580

Net income including noncontrolling interests	1,010	662	1,376	2,549

Noncontrolling interests	1	21	18	102

Net Income attributable to Dominion Energy	$1,009	$641	$1,358	$2,447

Reported earnings per common share - diluted	$1.21	$0.97	$1.62	$3.74
Average shares outstanding, diluted	826.3	660.9	808.9	654.9

1)	Includes impairment of assets and related charges and gains on sale of assets.
*	The notes contained in Dominion Energy’s most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

February 28, 2020	6

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DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Schedule 1 - Segment Reported and Operating Earnings

Unaudited
(millions, except earnings per share)	Three months ended December 31,
	2019	2018	Change
REPORTED EARNINGS[1]	$1,009	$641	$368
Pre-tax loss (income)[2]	193	(50)	243
Income tax[2]	(214)	1	(215)

Adjustments to reported earnings	(21)	(49)	28

OPERATING EARNINGS	$988	$592	$396

By segment:
Dominion Energy Virginia	403	333	70
Gas Transmission & Storage	360	257	103
Gas Distribution	173	118	55
Dominion Energy South Carolina	98	—	98
Contracted Generation	114	5	109
Corporate and Other	(160)	(121)	(39)

	$988	$592	$396

Earnings Per Share (EPS):[3]
REPORTED EARNINGS [1]	$1.21	$0.97	$0.24
Adjustments to reported earnings (after tax)	(0.03)	(0.08)	0.05

OPERATING EARNINGS	$1.18	$0.89	$0.29

By segment:
Dominion Energy Virginia	0.49	0.50	(0.01)
Gas Transmission & Storage	0.43	0.39	0.04
Gas Distribution	0.21	0.18	0.03
Dominion Energy South Carolina	0.12	—	0.12
Contracted Generation	0.14	0.01	0.13
Corporate and Other	(0.21)	(0.19)	(0.02)

	$1.18	$0.89	$0.29

Common Shares Outstanding (average, diluted)	826.3	660.9

(millions, except earnings per share)	Twelve months ended December 31,
	2019	2018	Change
REPORTED EARNINGS[1]	$1,358	$2,447	$(1,089)
Pre-tax loss (income)[2]	2,620	201	2,419
Income tax[2]	(531)	3	(534)

Adjustments to reported earnings	2,089	204	1,885

OPERATING EARNINGS	$3,447	$2,651	$796

By segment:
Dominion Energy Virginia	1,786	1,596	190
Gas Transmission & Storage	934	844	90
Gas Distribution	488	373	115
Dominion Energy South Carolina	430	—	430
Contracted Generation	276	245	31
Corporate and Other	(467)	(407)	(60)

	$3,447	$2,651	$796

Earnings Per Share (EPS):[3]
REPORTED EARNINGS[1]	$1.62	$3.74	$(2.12)
Adjustments to reported earnings (after tax)	2.62	0.31	2.31

OPERATING EARNINGS	$4.24	$4.05	$0.19

By segment:
Dominion Energy Virginia	2.21	2.44	(0.23)
Gas Transmission & Storage	1.16	1.29	(0.13)
Gas Distribution	0.60	0.57	0.03
Dominion Energy South Carolina	0.53	—	0.53
Contracted Generation	0.34	0.37	(0.03)
Corporate and Other	(0.60)	(0.62)	0.02

	$4.24	$4.05	$0.19

Common Shares Outstanding (average, diluted)	808.9	654.9

1)	Determined in accordance with Generally Accepted Accounting Principles (GAAP).
2)

Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings. Refer to Schedules 2 and 3 for details, or find “GAAP Reconciliation” in the Earnings Release Kit on Dominion Energy’s website at www.dominionenergy.com/investors.

3)

The calculation of operating earnings per share excludes the impact, if any, of fair value adjustments related to the Company’s convertible preferred securities entered in June 2019. Such fair value adjustments, if any, are required for the calculation of diluted reported earnings per share. For the three and twelve months ended December 31, the fair value adjustment required for diluted reported earnings per share calculation was $1 million and $28 million, respectively. The calculation of reported and operating earnings per share includes the impact of preferred dividends of $7 million per quarter associated with the Series A preferred stock equity units entered in June of 2019 and $2 million associated with the Series B preferred stock equity units entered in December of 2019. See Form 10-K for additional information.

February 28, 2020	7

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DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Schedule 2 - Reconciliation of 2019 Reported Earnings to Operating Earnings

2019 Earnings (Twelve months ended December 31, 2019)

The $2.6 billion pre-tax net effect of the adjustments included in 2019 reported earnings, but excluded from operating earnings, is primarily related to the following items:

•

$2.4 billion of merger and integration-related costs associated with the SCANA Combination, primarily reflecting $1 billion for refunds of amounts previously collected from retail electric customers of Dominion Energy South Carolina (DESC) for the NND Project, $427 million associated with a voluntary retirement program (which includes $112 million for employee benefit plan curtailment), and $641 million associated with litigation.

•

$783 million of charges at our regulated entities, primarily consisting of the retirement of electric generation facilities in cold reserve and certain automated meters and a purchase power contract termination.

•

$113 million benefit from the revision of certain asset retirement obligations for ash ponds and landfills at certain utility generation facilities, in connection with the enactment of Virginia legislation in March.

•	$553 million net gain related to our investments in nuclear decommissioning trust funds.

Dominion Energy also recorded $194 million tax charge for certain income tax-related regulatory assets acquired in the SCANA Combination for which Dominion Energy committed to forgo recovery.

(millions, except per share amounts)	1Q19	2Q19	3Q19	4Q19	YTD 2019 [3]
Reported earnings (loss)	($680)	$54	$975	$1,009	$1,358

Adjustments to reported earnings [1]:
Pre-tax loss (income)	1,640	656	131	193	2,620
Income tax	(87)	(91)	(139)	(214)	(531)

	1,553	565	(8)	(21)	2,089

Operating earnings	$873	$619	$967	$988	$3,447

Common shares outstanding (average, diluted)	793.1	802.6	813.0	826.3	808.9

Reported earnings (loss) per share [2]	($0.86)	$0.05	$1.17	$1.21	$1.62
Adjustments to reported earnings per share [2]	1.96	0.72	0.01	(0.03)	2.62
Operating earnings per share [2]	$1.10	$0.77	$1.18	$1.18	$4.24

1)	Adjustments to reported earnings are reflected in the following table:

	1Q19	2Q19	3Q19	4Q19	YTD 2019
Pre-tax loss (income):
Merger and integration-related costs	1,429	542	60	378	2,409
Regulated asset and contract retirements/terminations	547	211	47	(22)	783
Revision to ash pond and landfill closure costs	(113)	0	0	0	(113)
Net gain on NDT funds	(253)	(83)	(28)	(189)	(553)
Other	30	(14)	52	26	94

	$1,640	$656	$131	$193	$2,620

Income tax expense (benefit):
Tax effect of above adjustments to reported earnings *	(255)	(91)	(139)	(226)	(711)
Write-off EDIT regulatory assets (SCANA)	198	0	0	(4)	194
Other	(30)	0	0	16	(14)

	($87)	($91)	($139)	($214)	($531)

*

Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, such amounts may be adjusted in connection with the calculation of the Company’s year-to -date income tax provision based on its estimated annual effective tax rate.

2)

The calculation of operating earnings per share excludes the impact, if any, of fair value adjustments related to the Company’s convertible preferred securities entered in June 2019. Such fair value adjustments, if any, are required for the calculation of diluted reported earnings per share. No adjustments were necessary for the three months ended June 30. For the three months ended September 30, the fair value adjustment required for diluted reported earnings per share calculation was $ 13 million. For the three and twelve months ended December 31, the fair value adjustment required for diluted reported earnings per share calculation was $ 1million and $ 28 million, respectively. The calculation of reported and operating earnings per share includes the impact of preferred dividends of $ 7 million per quarter associated with the Series A preferred stock equity units entered in June of 2019 and $ 2 million associated with the Series B preferred stock equity units entered in December of 2019. See Forms 10-Q and 10-K for additional information.

3)	YTD EPS may not equal sum of quarters due to share count difference and fair value adjustment associated with the convertible preferred securities.

February 28, 2020	8

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DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Schedule 3 - Reconciliation of 2018 Reported Earnings to Operating Earnings

2018 Earnings (Twelve months ended December 31, 2018)

The $201 million pre-tax net effect of the adjustments included in 2018 reported earnings, but excluded from operating earnings, is primarily related to the following items:

•	$759 million net benefit associated with the sales of our non-core assets, primarily reflecting the gains on sales of certain merchant generation assets and our investment in Blue Racer.

•	$219 million impairment charge associated with gathering and processing assets.

•	$215 million charge associated with Virginia legislation enacted in March that requires one-time rate credits of certain amounts to utility customers.

•	$170 million net loss related to our investments in nuclear decommissioning trust funds.

•	$124 million charge associated with disallowance of FERC-regulated plant.

•

$81 million charge associated with the asset retirement obligations for ash ponds and landfills at certain utility generation facilities in connection with the enactment of Virginia legislation in April.

•	$74 million of restoration costs associated with major storms, primarily affecting our Virginia service territory.

•	$37 million of transaction and transition costs associated with the Dominion Energy Questar combination and the acquisition of SCANA Corporation.

(millions, except per share amounts)	1Q18	2Q18	3Q18	4Q18	YTD 2018 [2]
Reported earnings	$503	$449	$854	$641	$2,447
Adjustments to reported earnings [1]:
Pre-tax loss (income)	305	145	(199)	(50)	201
Income tax expense (benefit)	(67)	(34)	103	1	3

	238	111	(96)	(49)	204

Operating earnings	$741	$560	$758	$592	$2,651

Common shares outstanding (average, diluted)	650.5	653.1	654.9	660.9	654.9

Reported earnings per share	$0.77	$0.69	$1.30	$0.97	$3.74
Adjustments to reported earnings (after-tax)	0.37	0.17	(0.15)	(0.08)	0.31
Operating earnings per share	$1.14	$0.86	$1.15	$0.89	$4.05

1)	Adjustments to reported earnings are reflected in the following table:

	1Q18	2Q18	3Q18	4Q18	YTD 2018
Pre-tax loss (income):
Sale of non-core assets			(70)	(689)	(759)
Impairment of gathering & processing assets				219	219
Impact of Virginia rate legislation	215				215
Net (gain) loss on NDT funds	43	(50)	(149)	326	170
FERC-regulated plant disallowance		122	2		124
Future ash pond and landfill closure costs		81			81
Storm costs	31			43	74
Merger-related transaction and transition costs	16	9	3	9	37
Other		(17)	15	42	40

	$305	$145	($199)	($50)	$201

Income tax expense (benefit):
Tax effect of above adjustments to reported earnings *	(67)	(34)	38	11	(52)
Re-measurement of Deferred Tax balances **			47	(1)	46
Valuation Allowance ***			18	(9)	9

	($67)	($34)	$103	$1	$3

*

Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, such amounts may be adjusted in connection with the calculation of the Company’s year-to -date income tax provision based on its estimated annual effective tax rate.

**	During 2018, the Companies recorded further adjustments to deferred taxes in accordance with recently released tax reform guidance and to revise estimates made at year-end 2017.
***

In 3Q18, a valuation allowance was established against the portion of a deferred tax asset associated with the non-core assets that was no longer projected of being utilized to offset future taxable income. In 4Q18, the amount was adjusted based on management’s assessment that it is more-likely-than-not that a portion of the deferred tax asset would be realized in 2018, to reduce tax expense associated with the sale.

2)	YTD EPS may not equal sum of quarters due to share count difference.

February 28, 2020	9

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DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Schedule 4 - Reconciliation of 2019 Earnings to 2018

Preliminary, Unaudited	Twelve Months Ended
(millions, except EPS)	December 31,
	2019 vs. 2018
	Increase/ (Decrease)
Reconciling Items	Amount	EPS
Change in reported earnings (GAAP)	($1,089)	($2.12)
Change in Pre-tax loss (income) [1]	2,419
Change in Income tax [1]	(534)

Adjustments to reported earnings	$1,885	$2.31

Change in consolidated operating earnings	$796	$0.19

Dominion Energy Virginia
Regulated electric sales:
Weather	($14)	($0.02)
Other	9	0.01
Rate adjustment clause equity return	84	0.13
Electric capacity	54	0.08
Renewable energy investment tax credits	(14)	(0.02)
Other	71	0.11
Share dilution	—	(0.52)

Change in contribution to operating earnings	$190	($0.23)
Gas Transmission & Storage
Cove Point export contracts	$172	$0.26
Assignment of shale development rights	(83)	(0.12)
Atlantic Coast Pipeline equity earnings	37	0.06
Interest expense	(60)	(0.09)
Other	24	0.03
Share dilution	—	(0.27)

Change in contribution to operating earnings	$90	($0.13)
Gas Distribution
Regulated gas sales:
Weather	($3)	$0.00
Other	(2)	0.00
Rate adjustment clause equity return	16	0.02
SCANA combination	87	0.13
Other	17	0.02
Share dilution	—	(0.14)

Change in contribution to operating earnings	$115	$0.03
Dominion Energy South Carolina
SCANA combination	$430	$0.53

Change in contribution to operating earnings	$430	$0.53

Contracted Generation
Margin	$42	$0.06
Renewable energy investment tax credits	50	0.08
Sale of certain merchant generation facilitites	(95)	(0.14)
Other	34	0.05
Share dilution	—	(0.08)

Change in contribution to operating earnings	$31	($0.03)

Corporate and Other
Share dilution and other	(60)	0.02

Change in contribution to operating earnings	($60)	$0.02

Change in consolidated operating earnings	$796	$0.19
Change in adjustments included in reported earnings [1]	($1,885)	($2.31)

Change in consolidated reported earnings	($1,089)	($2.12)

1)	Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings.

Refer to Schedules 2 and 3 for details, or find “GAAP Reconciliation” in the Earnings Release Kit on Dominion Energy’s

website at www.dominionenergy.com/investors.

Note: Figures may not sum due to rounding

February 28, 2020	10

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DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Financials

Consolidated Financial Statements (GAAP)

Dominion Energy, Inc.

Consolidated Balance Sheets *

Unaudited & Summarized (GAAP Based)

($ in Millions)

	At December 31,
	2019	2018
Assets
Current assets	$6,088	$5,161
Investments	8,217	6,560
Property, plant and equipment, net	69,082	54,560
Deferred charges and other assets	20,436	11,633

Total Assets	$103,823	$77,914

Liabilities and Equity
Securities due within one year	$3,162	$3,697
Short-term debt	911	334
Other current liabilities	5,866	3,616

Total current liabilities	9,939	7,647
Long-term debt	33,824	31,144
Deferred credits and other liabilities	26,027	17,075

Total liabilities	69,790	55,866
Shareholders’ equity	31,994	20,107
Noncontrolling interest	2,039	1,941

Total equity	34,033	22,048
Total liabilities and equity	$103,823	$77,914

*	The notes contained in Dominion Energy’s most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

February 28, 2020	11

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Dominion Energy , Inc.

Consolidated Statements of Cash Flows *

Unaudited & Summarized

($ in Millions)

	Year Ended December 31,
	2019	2018
Operating Activities
Net Income including noncontrolling interests	$1,376	$2,549
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization (including nuclear fuel)	2,977	2,280
Deferred income taxes and investment tax credits	216	517
Provision for refunds and rate credits to electric utility customers	800	77
Impairment of assets and other charges	1,333	395
Charge related to a voluntary retirement program	320	—
Gains on the sales of assets and equity method investments	(167)	(1,006)
Net (gains) losses on nuclear decommissionning trusts funds and other investments	(626)	102
Charge associated with future ash pond and landfill closure costs	—	81
Revision to future ash pond and landfill closure costs	(113)	—
Other adjustments	(26)	19
Changes in:
Accounts receivable	(71)	(110)
Inventories	(90)	(29)
Deferred fuel and purchased gas costs, net	195	(247)
Prepayments	(225)	(51)
Accounts payable	(225)	67
Accrued interest, payroll and taxes	(78)	(12)
Margin deposits assets and liabilities	60	—
Net realized and unrealized changes related to derivative activities	43	181
Asset retirement obligations	41	(35)
Pension and other postretirement benefits	(148)	(114)
Other operating assets and liabilities	(388)	109

Net cash provided by operating activities	5,204	4,773
Investing Activities
Plant construction and other property additions (including nuclear fuel)	(4,980)	(4,254)
Cash and restricted cash acquired in the SCANA Combination	389	—
Acquisition of solar development projects	(341)	(151)
Proceeds from sales of certain merchant generation facilities and equity method investments	447	2,379
Contributions to equity method affiliates	(209)	(428)
Distributions from equity method affiliates	9	36
Other	63	60

Net cash used in investing activities	(4,622)	(2,358)
Financing Activities
Issuance (repayment) of short-term debt, net	404	(2,964)
Issuance of short-term notes	3,000	1,450
Repayment and repurchase of short-term notes	(3,000)	(1,450)
Issuance and remarketing of long-term debt	4,374	6,362
Repayment and repurchase of long-term debt (including redemption premiums)	(9,116)	(5,682)
Proceeds from sale of interest in Cove Point	2,078	—
Issuance of common stock	2,515	2,461
Common dividend payments	(2,983)	(2,185)
Issuance of 2019 Equity Units	1,582	—
Issuance of Series B preferred stock	791	—
Other	(349)	(201)

Net cash used in financing activities	(704)	(2,209)
Increase (Decrease) in cash, restricted cash and equivalents	(122)	206
Cash, restricted cash and equivalents at beginning of period	391	185

Cash, restricted cash and equivalents at end of period	$269	$391

*	The notes contained in Dominion Energy’s most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

February 28, 2020	12

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DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Segment Earnings Results

Dominion Energy Consolidated Reported and Operating Results1

	Three Months Ended		Year Ended
Unaudited Summary	December 31,		December 31,
(millions, except per share amounts)	2019	2018	2019	2018
Operating Revenue	$4,475	$3,361	$16,572	$13,366

Operating Expenses
Electric fuel and other energy-related purchases	655	686	2,938	2,814
Purchased electric capacity	14	35	88	122
Purchased gas	426	236	1,536	645
Other operations and maintenance [3]	1,274	896	5,801	3,481
Depreciation, depletion and amortization	664	513	2,655	2,000
Other taxes	221	161	1,040	703

Total operating expenses	3,254	2,527	14,058	9,765

Income from operations	1,221	834	2,514	3,601

Other income	333	363	986	1,021

Income including noncontrolling interests before interest and income taxes	1,554	1,197	3,500	4,622
Interest and related charges	401	440	1,773	1,493

Income including noncontrolling interests before income taxes	1,153	757	1,727	3,129
Income taxes	143	95	351	580

Income including noncontrolling interests	1,010	662	1,376	2,549
Noncontrolling interests	1	21	18	102

Reported Earnings	$1,009	$641	$1,358	$2,447

Reported Earnings Per Share[4]	$1.21	$0.97	$1.62	$3.74

Adjustments to reported earnings:
Pre-tax Loss (Income) 2	193	(50)	2,620	201
Income Tax 2	(214)	1	(531)	3

	(21)	(49)	2,089	204
Operating Earnings	$988	$592	$3,447	$2,651

Operating Earnings Per Share[4]	$1.18	$0.89	$4.24	$4.05

Average shares outstanding, diluted	826.3	660.9	808.9	654.9
Adjusted EBIT Reconciliation
Reported Earnings	$1,009	$641	$1,358	$2,447
Noncontrolling interest	1	21	18	102
Income taxes	143	95	351	580
Interest and related charges	401	440	1,773	1,493

	$1,554	$1,197	$3,500	$4,622
Adjustments[2]	192	(119)	2,609	131

Adjusted EBIT	$1,746	$1,078	$6,109	$4,753

1)	Dominion Energy Consolidated Income Statement reflects the impact of segment eliminations and adjustments.
2)	For additional details on adjustments to reporting earnings and to EBIT, see the GAAP Reconciliation schedules on pages 24-32.
3)	Includes impairment of assets and other charges.
4)

The calculation of operating earnings per share excludes the impact, if any, of fair value adjustments related to the Company’s convertible preferred securities entered in June 2019. Such fair value adjustments, if any, are required for the calculation of diluted reported earnings per share. For the three months and twelve months ended December 31, the fair value adjustment required for diluted reported earnings per share calculation was $1 million and $28 million, respectively. The calculation of reported and operating earnings per share includes the impact of preferred dividends of $7 million per quarter associated with the Series A preferred stock equity units entered in June of 2019 and $2 million associated with the Series B preferred stock equity units entered in December of 2019. See Form 10K for additional information.

February 28, 2020	13

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DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Dominion Energy Virginia Reported and Operating Results

	Three Months Ended		Year Ended
Unaudited Summary	December 31,		December 31,
(millions, except per share amounts)	2019	2018	2019	2018
Operating Revenue	$1,948	$1,814	$8,157	$7,849

Operating Expenses
Electric fuel and other energy-related purchases	487	570	2,178	2,318
Purchased (excess) electric capacity	(5)	35	40	114
Purchased gas	—	—	—	—
Other operations and maintenance	440	400	1,641	1,513
Depreciation, depletion and amortization	305	292	1,216	1,158
Other taxes	71	61	323	305

Total operating expenses	1,298	1,358	5,398	5,408

Income from operations	650	456	2,759	2,441

Other income	11	14	39	51

Income including noncontrolling interests before interest and income taxes	661	470	2,798	2,492
Interest and related charges	118	124	530	516

Income including noncontrolling interests before income taxes	543	346	2,268	1,976
Income taxes	140	13	482	380

Income including noncontrolling interests	403	333	1,786	1,596
Noncontrolling interests	—	—	—	—

Reported and Operating Earnings Contribution	$403	$333	$1,786	$1,596

Reported and Operating Earnings Per Share Contribution	$0.49	$0.50	$2.21	$2.44

Average shares outstanding, diluted	826.3	660.9	808.9	654.9
Adjusted EBIT Reconciliation
Reported Earnings	$403	$333	$1,786	$1,596
Noncontrolling interest	—	—	—	—
Income taxes	140	13	482	380
Interest and related charges	118	124	530	516

Adjusted EBIT	$661	$470	$2,798	$2,492

February 28, 2020	14

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Gas Transmission & Storage Reported and Operating Results

	Three Months Ended		Year Ended
Unaudited Summary	December 31,		December 31,
(millions, except per share amounts)	2019	2018	2019	2018
Operating Revenue	$833	$756	$3,321	$2,590

Operating Expenses
Electric fuel and other energy-related purchases	29	48	93	139
Purchased electric capacity	—	—	—	—
Purchased gas	181	107	900	353
Other operations and maintenance	43	128	597	580
Depreciation, depletion and amortization	95	95	400	348
Other taxes	37	33	158	125

Total operating expenses	385	411	2,148	1,545

Income from operations	448	345	1,173	1,045

Other income	99	121	439	389

Income including noncontrolling interests before interest and income taxes	547	466	1,612	1,434

Interest and related charges	65	96	405	262

Income including noncontrolling interests before income taxes	482	370	1,207	1,172
Income taxes	117	88	262	236

Income including noncontrolling interests	365	282	945	936
Noncontrolling interests	5	25	11	92

Reported and Operating Earnings Contribution	$360	$257	$934	$844

Reported and Operating Earnings Per Share Contribution	$0.43	$0.39	$1.16	$1.29

Average shares outstanding, diluted	826.3	660.9	808.9	654.9
Adjusted EBIT Reconciliation
Reported Earnings	$360	$257	$934	$844
Noncontrolling interest	5	25	11	92
Income taxes	117	88	262	236
Interest and related charges	65	96	405	262

Adjusted EBIT	$547	$466	$1,612	$1,434

February 28, 2020	15

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Gas Distribution Reported and Operating Results

	Three Months Ended		Year Ended
Unaudited Summary	December 31,		December 31,
(millions, except per share amounts)	2019	2018	2019	2018
Operating Revenue	$737	$533	$2,385	$1,785
Operating Expenses
Electric fuel and other energy-related purchases	—	—	—	—
Purchased electric capacity	—	—	—	—
Purchased gas	233	157	619	401
Other operations and maintenance	166	120	618	475
Depreciation, depletion and amortization	82	67	335	263
Other taxes	39	47	200	190

Total operating expenses	520	391	1,772	1,329

Income from operations	217	142	613	456

Other income	27	23	105	91

Income including noncontrolling interests before interest and income taxes	244	165	718	547
Interest and related charges	29	20	116	79

Income including noncontrolling interests before income taxes	215	145	602	468
Income taxes	42	27	114	95

Income including noncontrolling interests	173	118	488	373
Noncontrolling interests	—	—	—	—

Reported and Operating Earnings Contribution	$173	$118	$488	$373

Reported and Operating Earnings Per Share Contribution	$0.21	$0.18	$0.60	$0.57

Average shares outstanding, diluted	826.3	660.9	808.9	654.9
Adjusted EBIT Reconciliation
Reported Earnings	$173	$118	$488	$373
Noncontrolling interest	—	—	—	—
Income taxes	42	27	114	95
Interest and related charges	29	20	116	79

Adjusted EBIT	$244	$165	$718	$547

February 28, 2020	16

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Dominion Energy South Carolina Reported and Operating Results

	Three Months Ended	Year Ended
Unaudited Summary	December 31,	December 31,
(millions, except per share amounts)	2019	2019
Operating Revenue	$767	$2,952
Operating Expenses
Electric fuel and other energy-related purchases	114	619
Purchased electric capacity	19	50
Purchased gas	55	177
Other operations and maintenance	170	595
Depreciation, depletion and amortization	117	452
Other taxes	53	241

Total operating expenses	528	2,134

Income from operations	239	818

Other income	9	17

Income including noncontrolling interests before interest and income taxes	248	835
Interest and related charges	52	242

Income including noncontrolling interests before income taxes	196	593
Income taxes	98	163

Income including noncontrolling interests	98	430
Noncontrolling interests	—	—

Reported and Operating Earnings Contribution	$98	$430

Reported and Operating Earnings Per Share Contribution	$0.12	$0.53

Average shares outstanding, diluted	826.3	808.9
Adjusted EBIT Reconciliation
Reported Earnings	$98	$430
Noncontrolling interest	—	—
Income taxes	98	163
Interest and related charges	52	242

Adjusted EBIT	$248	$835

February 28, 2020	17

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Contracted Generation Reported and Operating Results

	Three Months Ended		Year Ended
Unaudited Summary	December 31,		December 31,
(millions, except per share amounts)	2019	2018	2019	2018
Operating Revenue	$274	$303	$1,150	$1,495

Operating Expenses
Electric fuel and other energy-related purchases	35	73	138	340
Purchased electric capacity	—	—	—	—
Purchased gas	—	—	—	—
Other operations and maintenance	103	157	459	512
Depreciation, depletion and amortization	45	45	179	213
Other taxes	13	15	53	57

Total operating expenses	196	290	829	1,122

Income from operations	78	13	321	373

Other income	19	22	80	81

Income including noncontrolling interests before interest and income taxes	97	35	401	454
Interest and related charges	24	30	98	124

Income including noncontrolling interests before income taxes	73	5	303	330
Income taxes	(37)	4	20	75

Income including noncontrolling interests	110	1	283	255
Noncontrolling interests	(4)	(4)	7	10

Reported and Operating Earnings Contribution	$114	$5	$276	$245

Reported and Operating Earnings Per Share Contribution	$0.14	$0.01	$0.34	$0.37

Average shares outstanding, diluted	826.3	660.9	808.9	654.9
Adjusted EBIT Reconciliation
Reported Earnings	$114	$5	$276	$245
Noncontrolling interest	(4)	(4)	7	10
Income taxes	(37)	4	20	75
Interest and related charges	24	30	98	124

Adjusted EBIT	$97	$35	$401	$454

February 28, 2020	18

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Corporate & Other Reported and Operating Results

	Three Months Ended		Year Ended
Unaudited Summary	December 31,		December 31,
(millions, except per share amounts)	2019	2018	2019	2018
Operating Revenue	$253	$173	$77	$474
Operating Expenses
Electric fuel and other energy-related purchases	—	—	—	—
Purchased electric capacity	—	—	—	8
Purchased gas	—	—	—	—
Other operations and maintenance [2]	634	276	3,105	1,133
Depreciation, depletion and amortization	20	14	73	18
Other taxes	9	5	68	29

Total operating expenses	663	295	3,246	1,188

Income (Loss) from operations	(410)	(122)	(3,169)	(714)

Other income	233	266	691	681

Income (Loss) including noncontrolling interests before interest and income taxes	(177)	144	(2,478)	(33)
Interest and related charges	179	253	768	784

Income (Loss) including noncontrolling interests before income taxes	(356)	(109)	(3,246)	(817)
Income taxes	(217)	(37)	(690)	(206)

Income (Loss) including noncontrolling interests	(139)	(72)	(2,556)	(611)
Noncontrolling interests	—	—	—	—

Reported Earnings (Loss) Contribution	$(139)	$(72)	$(2,556)	$(611)

Reported Earnings (Loss) Per Share Contribution[3]	$(0.18)	$(0.11)	$(3.22)	$(0.93)

Adjustments to reported earnings:
Pre-tax Loss (Income) [1]	193	(50)	2,620	201
Income Tax [1]	(214)	1	(531)	3

	(21)	(49)	2,089	204
Operating Earnings (Loss) Contribution	$(160)	$(121)	$(467)	$(407)

Operating Earnings (Loss) Per Share Contribution[3]	$(0.21)	$(0.19)	$(0.60)	$(0.62)

Average shares outstanding, diluted	826.3	660.9	808.9	654.9
Adjusted EBIT Reconciliation
Reported Earnings (Loss)	$(139)	$(72)	$(2,556)	$(611)
Noncontrolling interest	—	—	—	—
Income taxes	(217)	(37)	(690)	(206)
Interest and related charges	179	253	768	784

	$(177)	$144	$(2,478)	$(33)
Adjustments[1]	192	(119)	2,609	131

Adjusted EBIT	$15	$25	$131	$98

1)	For additional details on adjustments to reporting earnings and to EBIT see the GAAP Reconciliation schedules on pages 24-32.
2)	Includes impairment of assets and other charges.
3)

The calculation of operating earnings per share excludes the impact, if any, of fair value adjustments related to the Company’s convertible preferred securities entered in June 2019. Such fair value adjustments, if any, are required for the calculation of diluted reported earnings per share For the three months and twelve months ended December 31, the fair value adjustment required for diluted reported earnings per share calculation was $1 million and $28 million, respectively. The calculation of reported and operating earnings per share includes the impact of preferred dividends of $7 million per quarter associated with the Series A preferred stock equity units entered in June of 2019 and $2 million associated with the Series B preferred stock equity units entered in December of 2019. See Form 10K for additional information.

February 28, 2020	19

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Reconciliation of Operating Earnings Guidance

2019 Operating Earnings Summary

(millions, except per share amounts)

	2018 Actual	Range of FY19		2019 Actual
Description		Low	High
Dominion Energy Virginia
Adjusted EBIT	$2,492	—	—	$2,798
Operating earnings	$1,596	—	—	$1,786
Operating EPS	$2.44	—	—	$2.21
Gas Transmission & Storage
Adjusted EBIT	$1,434	—	—	$1,612
Operating earnings	$844	—	—	$934
Operating EPS	$1.29	—	—	$1.16
Gas Distribution
Adjusted EBIT	$547	—	—	$718
Operating earnings	$373	—	—	$488
Operating EPS	$0.57	—	—	$0.60
Dominion Energy South Carolina
Adjusted EBIT	$0	—	—	$835
Operating earnings	$0	—	—	$430
Operating EPS	$0.00	—	—	$0.53
Contracted Generation
Adjusted EBIT	$454	—	—	$401
Operating earnings	$245	—	—	$276
Operating EPS	$0.37	—	—	$0.34
Corporate and Other & Eliminations
Adjusted EBIT	($174)	—	—	($255)
Operating earnings	($407)	—	—	($467)
Operating EPS	($0.62)	—	—	($0.60)
Dominion Energy Consolidated
Total adjusted EBIT	$4,753	$5,780	$6,105	$6,109
Consolidated interest	1,423	1,835	1,815	1,762
Consolidated income taxes	577	690	725	882
Noncontrolling interests	102	15	20	18

Operating earnings	$2,651	$3,240	$3,545	$3,447
Operating EPS	$4.05	$4.01	$4.39	$4.24
Average Diluted Shares	654.9	809.0	807.0	808.9
2019 Operating EPS Guidance Range		$4.05	$4.40
2019 Operating EPS Actual >>>				$4.24

Notes:

Figures may not sum due to rounding

For additional detail on items excluded from operating earnings see the GAAP Reconciliation schedules on pages 28 and 29

For additional detail on Adjusted EBIT see Segment Results on pages 13 - 19

Adjusted EBIT is defined as Reported Earnings excluding any adjustments to Reported Earnings (Operating Earnings)

before interest and related charges, income taxes and noncontrolling interests

February 28, 2020	20

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

4Q19 Operating Earnings Summary
(millions, except per share amounts)
	4Q18	Range of 4Q19		4Q19
Description	Actual	Low	High	Actual
Dominion Energy Consolidated
Total adjusted EBIT	$1,078	$1,500	$1,650	$1,746
Consolidated interest	371	430	420	400
Consolidated income taxes	94	145	175	357
Noncontrolling interests	21	0	0	1

Operating earnings	$592	$925	$1,055	$988
Operating EPS	$0.89	$1.10	$1.26	$1.18
Average Diluted Shares	660.9	832	830	826.3
4Q19 Operating EPS Guidance Range		$1.10	$1.25
4Q19 Operating EPS Actual >>>				$1.18

Notes:

Figures may not sum due to rounding

For additional detail on items excluded from operating earnings see the GAAP Reconciliation schedules on pages 30 and 31

Adjusted EBIT is defined as Reported Earnings excluding any adjustments to Reported Earnings (Operating Earnings)

before interest and related charges, income taxes and noncontrolling interests

February 28, 2020	21

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

2020 Earnings Guidance and Accompanying Schedules

Earnings Guidance

2020 Operating Earnings Forecast
(millions, except per share amounts)
	2019	Range of FY2020
Description	Actual	Low	High
Dominion Energy Virginia
Adjusted EBIT	$2,798	$2,830	$3,010
Operating earnings	$1,786	$1,870	$2,010
Operating EPS	$2.21	$2.22	$2.40
Gas Transmission & Storage
Adjusted EBIT	$1,612	$1,535	$1,615
Operating earnings	$934	$940	$1,015
Operating EPS	$1.16	$1.12	$1.21
Gas Distribution
Adjusted EBIT	$718	$755	$795
Operating earnings	$488	$535	$565
Operating EPS	$0.60	$0.64	$0.67
Dominion Energy South Carolina
Adjusted EBIT	$835	$785	$825
Operating earnings	$430	$460	$490
Operating EPS	$0.53	$0.55	$0.58
Contracted Generation
Adjusted EBIT	$401	$290	$315
Operating earnings	$276	$205	$235
Operating EPS	$0.34	$0.24	$0.28
Corporate and Other & Eliminations
Adjusted EBIT	($255)	($80)	($112)
Operating earnings	($467)	($370)	($387)
Operating EPS	($0.60)	($0.52)	($0.54)
Dominion Energy Consolidated
Total adjusted EBIT	$6,109	$6,115	$6,448
Consolidated interest	1,762	1,630	1,550
Consolidated income taxes	882	705	830
Noncontrolling interests	18	140	140

Operating earnings	$3,447	$3,640	$3,928
Operating EPS	$4.24	$4.25	$4.60
Average Diluted Shares	808.9	841.0	839.0
2020 Operating EPS Guidance Range		$4.25	$4.60

Notes:

Figures may not sum due to rounding

For additional detail on items excluded from operating earnings see the GAAP Reconciliation schedule on page 28 and 33

Corporate and Other & Eliminations Operating EPS guidance includes the impact of preferred dividends

Guidance assumes consolidated federal and state effective income tax rate of 15.5%—17.5%

February 28, 2020	22

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

1Q20 Operating Earnings Forecast
(millions, except per share amounts)
	1Q19	Range of 1Q20
Description	Actual	Low	High
Dominion Energy Consolidated
Total adjusted EBIT	$1,536	$1,535	$1,715
Consolidated interest	459	410	390
Consolidated income taxes	201	210	250
Noncontrolling interests	3	30	30

Operating earnings	$873	$885	$1,045
Operating EPS	$1.10	$1.03	$1.23
Average Diluted Shares	793.1	840.0	838.0
1Q20 Operating EPS Guidance Range		$1.05	$1.25

Notes:

Figures may not sum due to rounding

For additional detail on items excluded from operating earnings see the GAAP Reconciliation schedule on page 32 and 33

Operating EPS guidance includes the impact of preferred dividends

February 28, 2020	23

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

GAAP Reconciliation

Reconciliation of 2019 Consolidated Reported Earnings to Operating Earnings

	Unaudited Income Statements
	(millions, except per share amounts)
	Three Months Ended				Year Ended
	December 31, 2019				December 31, 2019
	GAAP	Adjustments		Operating	GAAP	Adjustments		Operating
Operating Revenue	$4,475	$14	(e)	$4,489	$16,572	$1,088	(a),(e)	$17,660

Operating Expenses
Electric fuel and other energy-related purchases	655	—		655	2,938	—		2,938
Purchased electric capacity	14	—		14	88	—		88
Purchased gas	426	—		426	1,536	—		1,536
Other operations and maintenance	1,274	(366	)(a),(b),(e)	908	5,801	(1,948	)(a),(b),(c),(e)	3,853
Depreciation, depletion and amortization	664	(1	)(b)	663	2,655	—	(b),(e)	2,655
Other taxes	221	—		221	1,040	(15	)(a)	1,025

Total operating expenses	3,254	(367)		2,887	14,058	(1,963)		12,095

Income from operations	1,221	381		1,602	2,514	3,051		5,565

Other income (loss)	333	(189	)(d)	144	986	(442	)(a),(b),(d)	544

Income including noncontrolling interests before interest and income taxes	1,554	192		1,746	3,500	2,609		6,109
Interest and related charges	401	(1	)(a)	400	1,773	(11	)(a),(b)	1,762

Income including noncontrolling interests before income taxes	1,153	193		1,346	1,727	2,620		4,347
Income taxes	143	214	(f)	357	351	531	(f),(g)	882

Income including noncontrolling interests	1,010	(21)		989	1,376	2,089		3,465
Noncontrolling interests	1	—		1	18	—		18

Earnings	$1,009	$(21)		$988	$1,358	$2,089		$3,447

Earnings Per Share - Diluted	$1.21	$(0.03)		$1.18	$1.62	$2.62		$4.24

Average shares outstanding, diluted	826.3			826.3	808.9			808.9

Adjustments to Reported Earnings

(a)	Merger and integration-related costs.
(b)	Charges associated with regulated asset and contract retirements/terminations.
(c)	Revision to ash pond and landfill closure costs at certain Virginia utility power stations.
(d)	Net gain/loss on our investment in nuclear decommissioning trust funds.
(e)	Other miscellaneous items.
(f)	Income tax provisions associated with adjustments to reported earnings.
(g)	Deferred tax adjustments associated with the SCANA Combination.

February 28, 2020	24

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Reconciliation of 2018 Consolidated Reported Earnings to Operating Earnings

	Unaudited Income Statements
	(millions, except per share amounts)
	Three Months Ended				Year Ended
	December 31, 2018				December 31, 2018
	GAAP	Adjustments		Operating	GAAP	Adjustments		Operating
Operating Revenue	$3,361	$—		$3,361	$13,366	$218	(a),(j)	$13,584

Operating Expenses
Electric fuel and other energy-related purchases	686	—		686	2,814	—		2,814
Purchased electric capacity	35	—		35	122	(8	) (h)	114
Purchased gas	236	—		236	645	—		645
Other operations and maintenance	896	(93	) (b),(c),(j),(m)	803	3,481	(403	) (b),(c),(e),(f),(h),(j),(m)	3,078
Depreciation, depletion and amortization	513	(2	) (c)	511	2,000	35	(c),(f),(g)	2,035
Other taxes	161	—		161	703	—		703

Total operating expenses	2,527	(95)		2,432	9,765	(376)		9,389

Income from operations	834	95		929	3,601	594		4,195

Other income (loss)	363	(214	) (d),(h),(j)	149	1,021	(463	) (d),(f),(h),(j)	558

Income including noncontrolling interests before interest and income taxes	1,197	(119)		1,078	4,622	131		4,753
Interest and related charges	440	(69	) (j)	371	1,493	(70	) (f),(j)	1,423

Income including noncontrolling interests before income taxes	757	(50)		707	3,129	201		3,330
Income taxes	95	(1	) (i),(k),(l)	94	580	(3	) (i),(k),(l)	577

Income including noncontrolling interests	662	(49)		613	2,549	204		2,753
Noncontrolling interests	21	—		21	102	—		102

Earnings	$641	$(49)		$592	$2,447	$204		$2,651

Earnings Per Share - Diluted	$0.97	$(0.08)		$0.89	$3.74	$0.31		$4.05

Average shares outstanding, diluted	660.9			660.9	654.9			654.9

Adjustments to Reported Earnings

(a)	Reserve for utility customers’ one-time rate credits associated with Virginia legislation.
(b)	Restoration costs associated with major storms.
(c)	Merger-related transaction and transition costs.
(d)	Net gain/loss on our investment in nuclear decommissioning trust funds.
(e)	Ash pond and landfill closure costs at certain utility power stations.
(f)	Charge associated with FERC-regulated plant disallowance.
(g)	Virginia depreciation revision.
(h)	Other miscellaneous items.
(i)	Income tax provisions associated with adjustments to reported earnings.
(j)	Transactions related to sale of non-core assets.
(k)	Remeasurement of deferred tax balances.
(l)	Tax valuation allowance.
(m)	Impairment charge associated with gathering and processing assets.

February 28, 2020	25

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Reconciliation of 2019 Corporate and Other Reported Earnings to Operating Earnings

	Unaudited Income Statements
	(millions, except per share amounts)
	Three Months Ended				Year Ended
	December 31, 2019				December 31, 2019
	GAAP	Adjustments		Operating	GAAP	Adjustments		Operating
Operating Revenue	$253	$14	(e)	$267	$77	$1,088	(a),(e)	$1,165
Operating Expenses
Electric fuel and other energy-related purchases	—	—		—	—	—		—
Purchased electric capacity	—	—		—	—	—		—
Purchased gas	—	—		—	—	—		—
Other operations and maintenance	634	(366	) (a),(b),(e)	268	3,105	(1,948	) (a),(b),(c),(e)	1,157
Depreciation, depletion and amortization	20	(1	) (b)	19	73	—	(b),(e)	73
Other taxes	9	—		9	68	(15	) (a)	53

Total operating expenses	663	(367)		296	3,246	(1,963)		1,283

Income from operations	(410)	381		(29)	(3,169)	3,051		(118)

Other income (loss)	233	(189	) (d)	44	691	(442	) (a),(b),(d)	249

Income including noncontrolling interests before interest and income taxes	(177)	192		15	(2,478)	2,609		131
Interest and related charges	179	(1	) (a)	178	768	(11	) (a),(b)	757

Income including noncontrolling interests before income taxes	(356)	193		(163)	(3,246)	2,620		(626)
Income taxes	(217)	214	(f)	(3)	(690)	531	(f),(g)	(159)
Income including noncontrolling interests	(139)	(21)		(160)	(2,556)	2,089		(467)
Noncontrolling interests	—	—		—	—	—		—

Earnings	$(139)	$(21)		$(160)	$(2,556)	$2,089		$(467)

Earnings Per Share - Diluted	$(0.18)	$(0.03)		$(0.21)	$(3.22)	$2.62		$(0.60)

Average shares outstanding, diluted	826.3			826.3	808.9			808.9

Adjustments to Reported Earnings

(a)	Merger and integration-related costs.
(b)	Charges associated with regulated asset and contract retirements/terminations.
(c)	Revision to ash pond and landfill closure costs at certain Virginia utility power stations.
(d)	Net gain/loss on our investment in nuclear decommissioning trust funds.
(e)	Other miscellaneous items.
(f)	Income tax provisions associated with adjustments to reported earnings.
(g)	Deferred tax adjustments associated with the SCANA Combination.

February 28, 2020	26

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Reconciliation of 2018 Corporate and Other Reported Earnings to Operating Earnings

	Unaudited Income Statements
	(millions, except per share amounts)
	Three Months Ended				Year Ended
	December 31, 2018				December 31, 2018
	GAAP	Adjustments		Operating	GAAP	Adjustments		Operating
Operating Revenue	$173	$—		$173	$474	$218	(a),(j)	$692

Operating Expenses
Electric fuel and other energy-related purchases	—	—		—	—	—		—
Purchased electric capacity	—	—		—	8	(8	) (h)	—
Purchased gas	—	—		—	—	—		—
Other operations and maintenance	276	(93	) (b),(c),(j),(m)	183	1,133	(403	) (b),(c),(e),(f),(h),(j),(m)	730
Depreciation, depletion and amortization	14	(2	) (c)	12	18	35	(c),(f),(g)	53
Other taxes	5	—		5	29	—		29

Total operating expenses	295	(95)		200	1,188	(376)		812

Income from operations	(122)	95		(27)	(714)	594		(120)

Other income (loss)	266	(214	) (d),(h),(j)	52	681	(463	) (d),(f),(h),(j)	218

Income including noncontrolling interests before interest and income taxes	144	(119)		25	(33)	131		98
Interest and related charges	253	(69	) (j)	184	784	(70	) (f),(j)	714

Income including noncontrolling interests before income taxes	(109)	(50)		(159)	(817)	201		(616)
Income taxes	(37)	(1	) (i),(k),(l)	(38)	(206)	(3	) (i),(k),(l)	(209)

Income including noncontrolling interests	(72)	(49)		(121)	(611)	204		(407)
Noncontrolling interests	—	—		—	—	—		—

Earnings	$(72)	$(49)		$(121)	$(611)	$204		$(407)

Earnings Per Share - Diluted	$(0.11)	$(0.08)		$(0.19)	$(0.93)	$0.31		$(0.62)

Average shares outstanding, diluted	660.9			660.9	654.9			654.9

Adjustments to Reported Earnings

(a)	Reserve for utility customers’ one-time rate credits associated with Virginia legislation.
(b)	Restoration costs associated with major storms.
(c)	Merger-related transaction and transition costs.
(d)	Net gain/loss on our investment in nuclear decommissioning trust funds.
(e)	Ash pond and landfill closure costs at certain utility power stations.
(f)	Charge associated with FERC-regulated plant disallowance.
(g)	Virginia depreciation revision.
(h)	Other miscellaneous items.
(i)	Income tax provisions associated with adjustments to reported earnings.
(j)	Transactions related to sale of non-core assets.
(k)	Remeasurement of deferred tax balances.
(l)	Tax valuation allowance.
(m)	Impairment charge associated with gathering and processing assets.

February 28, 2020	27

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Reconciliation of 2019 Reported Earnings to 2019 Operating Earnings

Unaudited, Operating Segments

(millions, except per share amounts)

Description	2019 Reported	Adjustments		2019 Operating
Dominion Energy Virginia Adjusted EBIT	$2,798			$2,798
Gas Transmission & Storage Adjusted EBIT	1,612			1,612
Gas Distribution Adjusted EBIT	718			718
Dominion Energy South Carolina Adjusted EBIT	835			835
Contracted Generation Adjusted EBIT	401			401
Corporate and Other & Eliminations Adjusted EBIT	(2,864)	2,609	(a), (b), (c), (d), (e)	(255)

Total Adjusted EBIT	$3,500	$2,609		$6,109
Consolidated Interest	1,773	(11	) (a), (b)	1,762
Consolidated Income Taxes	351	531	(f), (g)	882
Noncontrolling Interests	18	0		18

Earnings	$1,358	$2,089		$3,447
Average Diluted Shares Outstanding	808.9	808.9		808.9

Reported EPS	$1.62	—		—

Adjustments to reported earnings	—	$2.62		—

Operating EPS	—	—		$4.24

Adjustments to Reported Earnings

(a)	Merger and integration-related costs.
(b)	Charges associated with regulated asset and contract retirements/terminations.
(c)	Revision to ash pond and landfill closure costs at certain Virginia utility power stations.
(d)	Net gain/loss on our investment in nuclear decommissioning trust funds.
(e)	Other miscellaneous items.
(f)	Income tax provisions associated with adjustments to reported earnings.
(g)	Deferred tax adjustments associated with the SCANA Combination.

February 28, 2020	28

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Reconciliation of 2018 Reported Earnings to 2018 Operating Earnings

Unaudited, Operating Segments

(millions, except per share amounts)

Description	2018 Reported	Adjustments		2018 Operating
Dominion Energy Virginia Adjusted EBIT	2,492			2,492
Gas Transmission & Storage Adjusted EBIT	1,434			1,434
Gas Distribution Adjusted EBIT	547			547
Contracted Generation Adjusted EBIT	454			454
Corporate and Other & Eliminations Adjusted EBIT	(305)	131	(a), (b), (c), (d), (e), (f), (g), (h), (i), (j)	(174)

Total Adjusted EBIT	$4,622	$131		$4,753
Consolidated Interest	1,493	(70	) (a), (e)	1,423
Consolidated Income Taxes	580	(3	) (k), (l), (m)	577
Noncontrolling Interests	102	0		102

Earnings	$2,447	$204		$2,651
Average Diluted Shares Outstanding	654.9	654.9		654.9

Reported EPS	$3.74	—		—

Adjustments to reported earnings	—	$0.31		—

Operating EPS	—	—		$4.05

Adjustments to Reported Earnings

(a)	Transactions related to sale of non-core assets.
(b)	Impairment charge associated with gathering and processing assets.
(c)	Reserve for utility customers’ one-time rate credits associated with Virginia legislation.
(d)	Net gain/loss on our investment in nuclear decommissioning trust funds.
(e)	Charge associated with FERC-regulated plant disallowance.
(f)	Ash pond and landfill closure costs at certain utility power stations.
(g)	Restoration costs associated with major storms.
(h)	Merger-related transaction and transition costs.
(i)	Virginia depreciation revision.
(j)	Other miscellaneous items.
(k)	Income tax provisions associated with adjustments to reported earnings.
(l)	Remeasurement of deferred tax balances.
(m)	Tax valuation allowance.

February 28, 2020	29

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Reconciliation of 4Q19 Reported Earnings to 4Q19 Operating Earnings

Unaudited, Operating Segments

(millions, except per share amounts)

Description	4Q19 Reported	Adjustments		4Q19 Operating
Dominion Energy Consolidated
Total Adjusted EBIT	$1,554	$192	(a),(b),(c),(d)	$1,746
Consolidated Interest	401	(1	) (a)	400
Consolidated Income Taxes	143	214	(e)	357
Noncontrolling Interests	1	0		1

Earnings	$1,009	($21)		$988
Average Diluted Shares Outstanding	826.3	826.3		826.3

Reported EPS	$1.21	—		—

Adjustments to reported earnings	—	($0.03)		—

Operating EPS	—	—		$1.18

Adjustments to Reported Earnings

(a)	Merger and integration-related costs.
(b)	Charges associated with regulated asset and contract retirements/terminations.
(c)	Other miscellaneous items.
(d)	Net gain/loss on our investment in nuclear decommissioning trust funds.
(e)	Income tax provisions associated with adjustments to reported earnings.

February 28, 2020	30

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Reconciliation of 4Q18 Reported Earnings to 4Q18 Operating Earnings

Unaudited, Operating Segments (millions, except per share amounts)
Description	4Q18 Reported	Adjustments		4Q18 Operating
Dominion Energy Consolidated
Total Adjusted EBIT	$1,197	($119	) (a), (b), (c), (d), (e), (f)	$1,078
Consolidated Interest	440	(69	) (a)	371
Consolidated Income Taxes	95	(1	) (g), (h), (i)	94
Noncontrolling Interests	21	0		21

Earnings	$641	($49)		$592
Average Diluted Shares Outstanding	660.9	660.9		660.9

Reported EPS	$0.97	—		—

Adjustments to reported earnings	—	($0.08)		—

Operating EPS	—	—		$0.89

Adjustments to Reported Earnings

(a)	Transactions related to sale of non-core assets.
(b)	Impairment charge associated with gathering and processing assets.
(c)	Net gain/loss on our investment in nuclear decommissioning trust funds.
(d)	Restoration costs associated with major storms.
(e)	Merger-related transaction and transition costs.
(f)	Other miscellaneous items.
(g)	Income tax provisions associated with adjustments to reported earnings.
(h)	Remeasurement of deferred tax balances.
(i)	Tax valuation allowance.

February 28, 2020	31

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

Reconciliation of 1Q19 Reported Earnings to 1Q19 Operating Earnings

Unaudited, Operating Segments (millions, except per share amounts)
Description	1Q19 Reported	Adjustments		1Q19 Operating
Dominion Energy Consolidated
Total Adjusted EBIT	(94)	$1,630	(a),(b),(c),(d),(e)	$1,536
Consolidated Interest	469	(10	) (a), (b)	459
Consolidated Income Taxes	114	87	(f), (g)	201
Noncontrolling Interests	3	0		3

Earnings (Loss)	($680)	$1,553		$873
Average Diluted Shares Outstanding	793.1	793.1		793.1

Reported EPS	($0.86)	—		—

Adjustments to reported earnings	—	$1.96		—

Operating EPS	—	—		$1.10

Adjustments to Reported Earnings

(a)	Merger and integration-related costs.
(b)	Charges associated with Virginia utility asset retirements.
(c)	Revision to ash pond and landfill closure costs at certain Virginia utility power stations.
(d)	Net gain/loss on our investment in nuclear decommissioning trust funds.
(e)	Other miscellaneous items.
(f)	Income tax provisions associated with adjustments to reported earnings.
(g)	Deferred tax adjustments associated with the SCANA Combination.

February 28, 2020	32

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

2020 Earnings Expectations

Earnings Per Share (diluted)

Reconciliation of measures prepared in accordance with Generally Accepted Accounting Principles (GAAP) versus non-GAAP measures

1Q 2020 Operating Earnings (estimate):	$1.05 - $1.25
1Q 2020 Reported Earnings (estimate):	See Note 1 below
FY 2020 Operating Earnings (estimate):	$4.25 - $4.60
FY 2020 Reported Earnings (estimate):	See Note 1 below

1.

In providing its first-quarter and full-year 2020 operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, acquisitions, divestitures or changes in accounting principles. At this time, Dominion Energy management is not able to estimate the aggregate impact, if any, of these items on future period reported earnings. Accordingly, Dominion Energy is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.

Dominion Energy uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors. Dominion Energy also uses operating earnings internally for budgeting, for reporting to the board of directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion Energy management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

Dominion Energy’s estimates of first-quarter and full-year 2020 earnings are subject to various risks and uncertainties. Factors that could cause actual results to differ include, but are not limited to: unusual weather conditions and their effect on energy sales to customers and energy commodity prices; extreme weather events and other natural disasters; federal, state and local legislative and regulatory developments; changes to federal, state and local environmental laws and regulations, including proposed carbon regulations; cost of environmental compliance; changes in enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities; capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms; fluctuations in interest rates; changes in rating agency requirements or credit ratings and their effect on availability and cost of capital; impacts of acquisitions, divestitures, transfers of assets by Dominion Energy to joint ventures and retirements of assets based on asset portfolio reviews; receipt of approvals for, and timing of, closing dates for other acquisitions and divestitures; changes in demand for Dominion Energy’s services; additional competition in Dominion Energy’s industries; changes to regulated rates collected by Dominion Energy; changes in operating, maintenance and construction costs; timing and receipt of regulatory approvals necessary for planned construction or expansion projects and compliance with conditions associated with such regulatory approvals; adverse outcomes in litigation matters or regulatory proceedings; and the inability to complete planned construction projects within time frames initially anticipated. Other risk factors are detailed from time to time in Dominion Energy’s quarterly reports on Form 10-Q and most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

February 28, 2020	33

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.

DOMINION ENERGY – 4Q19 EARNINGS RELEASE KIT

APPENDIX

List of Revised Schedules

Schedule	Page Number
Consolidated Statements of Income (GAAP)	6

Schedule 1 - Segment Operating Earnings	7

Schedule 2 - Reconciliation of 2019 Repoted Earnings to Operating Earnings	8

Schedule 4 - Reconciliation of 2019 Earnings to 2018	10

Consolidated Financial Statements (GAAP) - Dominion Energy Consolidated

Unaudited Balance Sheets (Summarized)	11

Unaudited Statements of Cash Flows (Summarized	12

Segment Earnings Results

Dominion Energy Consolidated Reported and Operating Results (Unaudited Summary)	13

Corporate & Other Reported and Operating Results (Unaudited Summary)	19

GAAP Reconciliation

Reconciliation of 2019 Consolidated Reported Earnings to Operating Earnings	24

Reconciliation of 2019 Corporate and Other Reported Earnings to Operating Earnings	26

Reconciliation of 2019 Reported Earnings to 2019 Operating Earnings	28

Reconciliation of 4Q19 Reported Earnings to 4Q19 Operating Earnings	30

February 28, 2020	34

Please refer to page 3 for risks and uncertainties related to projections and forward-looking statements.